SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
June 17, 2002

Pumatech, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-21709	77-0349154
(Commission File No.)	(IRS Employer Identification Number)

2550 North First Street, #500
San Jose, California 95131

(Address of Principal Executive Offices)

(408) 321-7650

(Registrant’s Telephone Number, Including Area Code)

Item 5.	Other Events

(a)    Pumatech Announces Appointment of Woodson Hobbs as President and CEO

On June 17, 2002, Pumatech, Inc. (the “Company”) issued a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein in its entirety, announcing that Woodson “Woody” Hobbs had been appointed as President and Chief Executive Officer of the Company and would also become a member of the Board of Directors of the Company. Brad Rowe, the Company’s current President and Chief Executive Officer and Co-Founder of the Company, is resigning to spend more time with his family but will remain a member of the Board of the Company.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits

(c)    Exhibits.

99.1         Press Release dated June 17, 2001.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PUMATECH, INC. (Registrant)

Date:	June 18, 2002	By:	/s/ KELLY J. HICKS
Kelly J. Hicks Vice President of Operations and Chief Financial Officer (Principal Financial and Accounting Officer)

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PUMATECH, INC.

INDEX TO EXHIBITS

EXHIBIT NUMBER	DESCRIPTION

99.1	Press Release dated June 17, 2001

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